Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

As independent registered public accountants, we hereby consent to the incorporation by reference of our report dated June 26, 2017 relating to the financial statements of AdvanSource Biomaterials Corporation as of and for the years ended March 31, 2017, included in this Form 10-K, into the Company’s previously filed Registration Statements on Form S-8 (File Nos. 333-117594, 333-106607 and 333-05893).

/s/ RBSM LLP
New York, NY
June 26, 2017